PRODUCT SALES AGREEMENT

     This Product Sales Agreement ("Agreement") is made and entered into this 23rd day of February 2000, by and between Penn Octane Corporation, a Delaware corporation ("Penn Octane"), and Koch Hydrocarbon Company, a division of Koch Industries, Inc., a Kansas corporation ("Koch").

     WHEREAS, Koch purchases from its affiliate the entire Propane production from the Koch Refinery; and

     WHEREAS, Penn Octane desires to purchase from Koch all of the Propane Koch purchases from its affiliate from the Koch Refinery; and

     WHEREAS, Koch and Penn Octane desire to enter into an agreement for the sale of such Propane on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Koch and Penn Octane agree as follows:

     1.     Definitions.  For  purposes  of  this  Agreement,  the  following
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            definitions  shall  apply:

     (a) "Barrel" shall mean forty-two (42) U.S. Gallons.
     (b) "Coastal Delivery Point" shall mean the interconnection in the Koch Refinery between Coastal's Corpus Christi pipeline and the propane/propylene pipeline owned by Koch's affiliate.
     (c) "Contract Year" shall mean each 12 Month period beginning on April 1, 2000.
     (d) "Delivery Point(s)" shall mean, as specified in Section 4 below, (i) the Exxon Delivery Point, (ii) the Coastal Delivery Point, or (iii) the New Exxon Connection.
     (e) "Delivery Point Meter(s)" shall mean the meters maintained for custody transfer purposes at or near the Delivery Point(s) specified above.
     (f) "Exxon Delivery Point" shall mean the interconnection between the Exxon propane pipeline at the Viola valve station and the propylene pipeline owned by Koch's affiliate.
     (g) "Gallon" shall mean a U.S. Gallon of 231 cubic inches or 0.133681 cubic feet of liquid at sixty (60) degrees Fahrenheit and at the equilibrium vapor pressure of the liquid.
     (h) "Month" shall mean a period commencing at 12:01 a.m. CST on the first day of a calendar month and ending at 12:01 a.m. CST on the first day of the next succeeding calendar month.
     (i) "Party" or "Parties" shall mean Koch and/or Penn Octane individually or collectively as the context demands.
     (j)  "Propane" shall mean the API specifications for HD5 propane.


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     (k)  "Koch Refinery" shall mean the refinery owned by Koch Petroleum Group,
          L.P. located near Corpus Christi, Texas.

     2.     Commitment.  Subject  to  the provisions herein, Koch shall sell and
            ----------
deliver, and Penn Octane shall purchase and receive, a volume of Propane equal to the Propane purchased by Koch from its affiliate from the Koch Refinery. The estimated amount of such Propane is 6,500 Barrels per day. Notwithstanding the foregoing, the maximum daily volume delivered shall not exceed 7,000 Barrels per day unless otherwise agreed by the Parties. The Parties understand and expressly agree that Koch is under no obligation to sell or deliver any minimum quantity of Propane to Penn Octane pursuant to this Agreement or to cause its affiliate to operate the Koch Refinery or otherwise produce Propane. However, the Parties understand and expressly agree that if Koch's affiliate produces any Propane from the Koch Refinery and Koch purchases such Propane, Koch shall deliver such Propane under the provisions of this Agreement.

     3.     Term.  This  Agreement  shall  be  effective,  regardless  of  when
            ----
executed, as of April 1, 2000 and shall continue until March 30, 2003 ("Primary Term") and thereafter from year-to-year unless and until (i) either Party terminates the Agreement by providing written notice to the other at least ninety (90) days prior to the expiration of the Primary Term or any anniversary of the expiration of the Primary Term or (ii) this Agreement is terminated pursuant to Section 5.

     4.     Delivery  Points.  Koch  shall deliver the Propane sold hereunder to
            ----------------
the Exxon Delivery Point. If the New Exxon Connection (defined in Section 5(c)) is built during the term of this Agreement, Koch shall deliver the Propane to the New Exxon Connection in lieu of the Exxon Delivery Point. If the Exxon Delivery Point or New Exxon Connection, as applicable, is unable or unwilling to accept all or a portion of the Propane for any reason, Koch shall deliver the Propane not accepted to the Coastal Delivery Point. Koch shall use reasonable efforts to make deliveries to the Exxon Delivery Point or the New Exxon Connection, as applicable, prior to initiating deliveries to Coastal.

     5.
          (a)     Price.  Subject  to  the following, for each Gallon of Propane
                  -----
     delivered hereunder, Penn Octane shall pay Koch an amount equal to the following ("Sale Price"): (i) the monthly average of the daily high and low postings per Gallon as published by OPIS for Mont Belvieu TET Propane, xxxx
     (ii) xxxxxxxxxxx. The Parties recognize that Penn Octane shall be responsible for any tariff rate, charge, penalty or fee incurred for the transportation on Coastal's Corpus Christi pipeline. If Koch pays such rates, charges, penalties or fee for the Propane delivered hereunder, Penn Octane shall reimburse Koch for such costs.

          (b)     Third  Party  Offer.  Notwithstanding  the  foregoing, if Koch
                  -------------------
     receives a bona fide offer from a third party ("Offer") for the purchase of the Propane sold hereunder for similar quantity and term during the next Contract Year at a price more than the Sale Price, Koch may provide Penn Octane a copy of the Offer on or before the December 31 preceding the Contract Year at issue. If Penn Octane agrees to the price set forth in


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     the Offer prior to the March 1 preceding the Contract  Year  at  issue, the
     Sale Price shall be changed to the price set forth in the Offer for the applicable Contract Year. If Penn Octane does not agree to the price set forth in the Offer prior to March 1 and Koch elects to accept such Offer, this Agreement shall terminate at the end of the Contract Year in which Koch provided notice of the Offer. Provided, however, notwithstanding the foregoing, if Koch completes construction of the New Exxon Connection during the first Contract Year as described below, Koch cannot provide Penn Octane with an Offer which would be applicable to the second Contract Year.

          (c)     New  Exxon  Connection.  Koch  and  its  affiliate  are
                  ----------------------
     investigating the feasibility of the construction of a new pipeline interconnection ("New Exxon Connection") between the Koch Refinery and Exxon's 12-inch propane pipeline at Exxon's Viola valve station. At Koch's option, if Koch or its affiliate begins construction of this New Exxon Connection during the first six months of the Primary Term and completes construction by the end of the first Contract Year, Penn Octane shall pay Koch, for the first 2,300,000 barrels of Propane, xxxxxxxxxxx for each Gallon delivered hereunder up to the beginning on the date the New Exxon Connection is operational, in addition to any other charges due hereunder

     6.     Title; Risk of Loss.  Title to and risk of loss of the Propane shall
            -------------------
pass from Koch to Penn Octane as the Propane passes the flange connections between the delivery and receiving pipeline at the Delivery Point(s). Penn Octane shall own and have control, custody, and possession of the Propane, shall bear all costs and risks of transporting same, and shall be responsible for any damage, loss or injury caused thereby after Koch delivers the Propane at the Delivery Point(s). Penn Octane shall inspect the Propane immediately after delivery. Penn Octane's failure to give written notice to Koch of any claim within fifteen (15) days from date of delivery shall constitute an unqualified acceptance of such product and a waiver by Penn Octane of all claims with respect thereto.

     7.     Measurement.  The  quantities  of  Propane  delivered to Penn Octane
            -----------
shall be determined by the Delivery Point Meter(s). All quantities shall be corrected to standard conditions of sixty (60) degrees Fahrenheit and equilibrium vapor pressure in accordance with the API Manual of Petroleum Measurement Standards.

     8.     Warranties.     Koch  warrants that:  (a) at the time the Propane is
            ----------
delivered to the Delivery Point(s), the Propane will meet the specifications required herein; and (b) Koch has good title to the Propane at delivery hereunder. KOCH EXTENDS NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITATION OF THE FOREGOING SENTENCE, ALL OTHER WARRANTIES OF KOCH, EXPRESSED OR IMPLIED, ARE EXCLUDED.

     9.     Payment.  Penn  Octane shall remit all sums due Koch pursuant to any
            -------
invoice within ten (10) business days after the date of the invoice. Should Penn Octane fail to pay all or any part of any invoice when due, interest on the outstanding balance shall accrue from the date due until the date payment is received by Koch at the lesser of (i) the Chase Manhattan prime lending rate, plus two percent (2%) per annum, or (ii) the maximum interest rate allowed by law. Any invoice shall be final as to the Parties unless questioned in writing within 2 years after payment has been made thereon. If Penn Octane fails to pay all or any part of any invoice, it shall not be in breach of this provision until five (5) days after receiving notice from Koch of such non-payment.


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     10.     Taxes.  Penn  Octane  shall  be  responsible  for  all  other taxes
             -----
imposed or levied by a governmental agency upon or after the delivery of Propane at the Delivery Point(s). If Koch pays or remits a tax which is Penn Octane's responsibility, Penn Octane shall reimburse Koch for such taxes within 10 days after the date of Koch's invoice. If Penn Octane is exempt from paying a tax, it shall provide Koch with a certificate evidencing the exemption.

     11.     Letter  of  Credit.  For  the  term  of this Agreement, Penn Octane
             ------------------
shall obtain and maintain an irrevocable, standby letter of credit in a format satisfactory to Koch and issued by a bank acceptable to Koch. Penn Octane shall provide Koch's Credit Department, at the address below, this letter of credit at least 3 business days prior to any delivery hereunder.

         Kevin  Shelton
         Koch  Industries,  Inc.
         4111  East  37th  Street,  North
         Wichita,  KS  67220  USA
         Phone:  (316)  828-6907
         Fax:  (316)  828-4509
         Telex:  417376

     12.     Force  Majeure.  Notwithstanding  any  other  provision  in  this
             --------------
Agreement, no failure to carry out or observe any of the provisions of this Agreement, except the obligation to pay money when due, shall give rise to any claim against either Party or be deemed a breach of this Agreement if such failure or omission arises from an event of Force Majeure. "Force Majeure" shall mean any cause or causes reasonably beyond the control of either Party or which either Party is unable to prevent or overcome by the exercise of reasonable diligence. Without limiting the generality of the foregoing, the following shall be deemed to be events of Force Majeure: (a) acts of God or the public enemy, fire, explosion, storms, flood, war, riot, sabotage, accident, embargo; or (b) interruption of or delay in transportation, lack of capacity on pipelines, inadequacy, shortage or failure of a Party's normal source of supply of product, breakdowns, labor trouble from whatever cause arising and whether or not the demands of the employees involved are reasonable and within said party's power to concede; or (c) compliance with any order, action, direction or request of any governmental officer, department, agency, authority or committee thereof, including any direction or order restricting or limiting the selling price of the Propane which renders it impossible for Koch, in its sole discretion, to make a reasonable profit on such sale.

In the event either Party hereto is rendered unable, by reason of Force Majeure, to carry out in whole or in part its obligations under this Agreement, other than the obligation to make payments due hereunder, that Party shall give notice of the Force Majeure event in writing or by facsimile to the other Party as soon as possible after the occurrence of the event. The obligations of the notifying Party shall, insofar as they are affected by such Force Majeure, be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, as far as possible, be remedied with all reasonable dispatch; provided, however, that the settlement of strikes, lockouts and labor difficulties shall be solely within the discretion of the Party claiming Force Majeure.


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     13.     Indemnity.  Penn  Octane  shall  indemnify  and  hold  Koch and its
             ---------
affiliates harmless from any claim, demand, lawsuit, cause of action, strict liability claim, penalty, fine, or administrative law action or order, and from expenses (including but not limited to attorneys' fees) and costs of every kind and character on account of personal injuries, death, damage to property, or damage to the environment and arising out of or related to Penn Octane's, or Penn Octane's employees', agents', contractors', or carriers' transportation, use, handling, re-sale, misuse, or disposal of the Propane purchased hereunder, or arising out of or in any way incident to the use or misuse of pipeline facilities in which the Propane is transported or stored subsequent to the passage of title to the Propane from Koch to Penn Octane hereunder. Penn Octane's duty to indemnify and hold harmless hereunder shall survive termination of this Agreement or the cessation of business transactions between Penn Octane and Koch.

     14.     Unsafe  Conditions.  Koch  reserves  the  sole  right to reject any
             ------------------
pipelines presented for transportation which would present an unsafe or potentially unsafe situation. In addition, Koch reserves the sole right to refuse to deliver any product under any conditions it deems unsafe, which is caused by, including but not limited to, personnel, equipment, procedures, and/or weather conditions.

     15.     Limitation  of  Remedies.  Koch's  liability,  and  Penn  Octane's
             ------------------------
exclusive remedy, for any cause of action (whether in contract, warranty, guarantee, failure of essential purpose, tort, violation of law, strict liability or otherwise) arising out of or related to this Agreement is expressly limited, at Koch's option, to: (a) replacement of nonconforming product; or (b) payment of the Sale Price allocable to the Propane determined to be nonconforming. IN NO EVENT SHALL KOCH'S CUMULATIVE LIABILITY HEREUNDER BE IN EXCESS OF THE TOTAL SALES PRICE AT THE DELIVERY POINT. WITHOUT LIMITATION OF ANY OTHER PROVISION HEREIN, KOCH SHALL NOT BE OBLIGATED FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES. PENN OCTANE REPRESENTS AND AGREES THAT THE RETURN OF THE FULL SALES PRICE BY KOCH SHALL PREVENT THE FOREGOING REMEDIES FROM FAILING OF THEIR ESSENTIAL PURPOSE, AND THAT SUCH REMEDIES ARE FAIR AND ADEQUATE.

     16.     Odorization. PENN OCTANE ACKNOWLEDGES AND AGREES THAT KOCH WILL NOT
             -----------
STENCH THE PROPANE SOLD HEREUNDER, AND THAT KOCH IS UNDER NO OBLIGATION, LEGAL OR OTHERWISE, TO DO SO. TO THE FULLEST EXTENT PERMITTED BY LAW, PENN OCTANE AGREES TO INDEMNIFY AND HOLD HARMLESS KOCH AND ITS AFFILIATES FROM AND AGAINST ANY CLAIM, ACTION, CAUSE OF ACTION OR ADMINISTRATIVE OR ENFORCEMENT ACTION OF ANY KIND, OR ANY CLAIMED LIABILITY, LOSS, DAMAGE OR EXPENSE, ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE LACK OF STENCHING OF THE PROPANE. Penn Octane hereby certifies that stenching or odorization of the Propane will (1) be harmful to its use or further processing; and (2) serves no useful purpose as a warning agent in such use or further processing. Penn Octane further represents and acknowledges that it is familiar with and knowledgeable of the legal


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requirements  regarding  odorization,  and that Penn Octane will comply with all such requirements. Penn Octane grants to Koch the right, in its reasonably exercised discretion, to conduct such inquiries, audits, and other activities as may be reasonably necessary to verify the accuracy of the foregoing certifications and representations.

     17.     Warnings.  Penn  Octane acknowledges receipt of the Material Safety
             --------
Data Sheet for the Propane, and has reviewed and understands the warnings and information regarding the characteristics and hazards of handling or using the Propane contained therein and otherwise set forth in this Agreement. The Parties acknowledge and agree that Koch has no practical or effective method of warning Penn Octane's customers of the characteristics and hazards of the Propane, and that Koch is under no obligation to provide any such warnings or other product information to any such downstream purchasers. Penn Octane warrants and represents that it is capable of communicating such warnings and information, and that Penn Octane will communicate such warnings and information to all persons Penn Octane reasonably anticipates handling, using or otherwise coming into contact with the Propane, including without limitation, warnings and information regarding the odorization of the Propane.

     18.     Hazardous Materials.  If, and to the extent, Penn Octane transports
             -------------------
hazardous materials (as listed in the Tables of 49 C.F.R. 172.101 and 172.102 as amended from time to time) pursuant to this Agreement, Penn Octane hereby warrants that all hazardous materials shall be prepared for transportation in compliance with all applicable federal, state and local laws, rules and regulations regarding the handling and transportation of hazardous materials. Penn Octane shall indemnify and defend Koch from all liability, of whatever nature, to which Koch may become subject as a result of Penn Octane's failure to comply therewith.

     19.     Law  and  Jurisdiction.  This  Agreement  shall  be  governed  by,
             ----------------------
construed and enforced in accordance with the laws of the State of Kansas, without regard to principles of conflicts of law. The Parties agree that venue is to be Wichita, Kansas. This Agreement shall be subject to all applicable laws, rules, regulations and orders of any governmental agency or tribunal with jurisdiction over the Parties or the subject matter hereof. If any provision of this Agreement is held to be invalid, illegal or unenforceable, all other provisions shall remain valid, effective and fully enforceable.

     20.     Notices.  All notices, reports and other communications required or
             -------
permitted hereunder shall be deemed properly given if in writing and sent by registered or certified mail, with all postage or charges fully prepaid, or by facsimile to the other Party at the address(es) stated below.

       PENN  OCTANE:                         KOCH:
       Penn  Octane Corporation                       Koch  Hydrocarbon Company
       1110  Kingwood  Drive,  Suite  200  L          P.O.  Box  2256
       Kingwood,  TX  77339                           Wichita, Kansas 67201-2256
       Attn:  VP  Gas  Liquids                        Attn:  NGL  Accounting
       Fax  No.:  (281)  359-4587                     Fax  No.:  (316)  828-7972


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Notices  of  change  of address of either Party shall be given in writing to the other  in  accordance  with  this  section.

     21.     Third  Party Beneficiaries.  There are no third-party beneficiaries
             --------------------------
to this Agreement, and the provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not a successor or assignee of a Party to this Agreement.

     22.     Joint  Action.  This Agreement was prepared jointly by the Parties,
             -------------
and  not  by  either  Party  to  the  exclusion  of  the  other.

     23.     Assignment.  Neither  this  Agreement nor any interest herein shall
             ----------
be  assigned  by  either  Party  without  the prior written consent of the other
Party; provided that consent to an assignment shall not be unreasonably withheld. Any assignment made in contravention of this section shall be void at the option of the other Party.

     24.     Titles.  The numbering and titling of particular provisions of this
             ------
Agreement are solely for convenience of reference and shall have no effect on the interpretation or construction of this Agreement.

     25.     Counterparts.  This  Agreement  may  be  executed  in  multiple
             ------------
counterparts and by different Parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

     26.     Entire Agreement. No statements or agreements, oral or written, not
             ----------------
contained herein or in a future amendment hereto executed by both Parties shall vary or modify the terms hereof. Neither Party shall claim any amendments, modifications or release from any provisions hereof unless the same is in writing signed by each of the Parties hereto and specifically states the same is an amendment to this Agreement.

     27.     Waiver.  Notwithstanding  any other provision of this Agreement, no
             ------
waiver by either Party of any breach or default in performance of any covenant herein by the other Party shall operate or be construed as a waiver of any other breach or default, whether of a like or different character, nor shall any failure to exercise any right hereunder be considered a waiver of such right in the future.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 23rd day of February 2000.

PENN  OCTANECORPORATION                 KOCH  HYDROCARBON  COMPANY,
                                        a  division  of  Koch  Industries,  Inc.

By:                                     By:
   -------------------------------         -------------------------------
Printed  Name:                          Printed  Name:
Title:                                  Title:


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